UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

AVALO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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540 Gaither Road, Suite 400
Rockville, Maryland 20850
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 5, 2023
Dear Stockholder of Avalo Therapeutics, Inc.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Avalo Therapeutics, Inc., a Delaware corporation (the “Company”), which will be held on Tuesday, December 5, 2023, at 9:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AVTX2023. You will also be able to vote your shares electronically at the Annual Meeting.

At the Annual Meeting, stockholders will vote:
1.To elect the five directors nominated by our board of directors (the “Board”) and named herein to hold office for a one-year term until the 2024 Annual Meeting of Stockholders;
2.To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between 1-for-5 and 1-for-250 as determined by the Board;
3.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
4.To conduct any other business properly brought before the Annual Meeting.

This Notice and the Proxy Statement will serve as your guide to the business to be conducted at the Annual Meeting and provide detail on the virtual meeting format.

The record date for the Annual Meeting is October 12, 2023. Only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 1 through 5 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to Be Held on December 5, 2023 at 9:30 a.m. Eastern Time.

The 2023 Notice of Annual Meeting of Stockholders, Proxy Statement and 2022 Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,
/s/ Garry Neil, M.D.
Garry Neil, M.D.
Chairman of the Board and Chief Executive Officer

Rockville, Maryland
October 19, 2023

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote by Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote over the Internet during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

AVALO THERAPEUTICS, INC.
540 Gaither Road, Suite 400
Rockville, Maryland 20850
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
December 5, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the board of directors (the “Board”) of Avalo Therapeutics, Inc. (sometimes referred to as the “Company” or “Avalo”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about October 19, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, December 5, 2023 at 9:30 a.m. Eastern Time. The 2023 Annual Meeting of Stockholders will be a virtual stockholder meeting via live audio webcast, with no physical in-person meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AVTX2023 on December 5, 2023, using the 16-digit control number included on the proxy card mailed to you. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. Online check-in will begin at 9:15 a.m. Eastern Time. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 12, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the record date, there were 192,382,419 shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote.

Can I ask questions at the Annual Meeting?

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/AVTX2023 and typing your question in the box in the Annual Meeting portal.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 9:00 a.m. Eastern Time on Tuesday, December 5, 2023.

What am I voting on?

There are three matters scheduled for a vote at the Annual Meeting:
1.Election of the five directors nominated by the Board and named herein to hold office for a one-year term until the 2024 Annual Meeting of Stockholders;
2.Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between 1-for-5 and 1-for-250 as determined by our Board; and
3.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If on October 12, 2023, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. If you are a stockholder of record on the Record Date, there are four ways that you can vote your shares:

•Over the Internet (before the Annual Meeting). To vote over the Internet, access the proxy materials on the secured website www.proxyvote.com and follow the voting instructions on that website. Your Internet vote must be received by 11:59 p.m., Eastern Time on December 4, 2023 to be counted.

•By telephone. To vote over the telephone, dial toll-free 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on December 4, 2023 to be counted.

•By mail. To vote using a requested proxy card, simply complete, sign and date the proxy card that is delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before 9:30 a.m. Eastern Time on Tuesday, December 5, 2023.

•Over the Internet (during the Annual Meeting). Attend, or have your personal representative with a valid legal proxy attend, the virtual Annual Meeting by logging into www.virtualshareholdermeeting.com/AVTX2023 on December 5, 2023, using the 16-digit control number included on the proxy card that was mailed to you.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 12, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you must direct your broker or other agent regarding how to vote the shares in your account, or they will not be voted. You are also invited to attend the Annual Meeting. To vote your shares at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent. Follow the instructions from your broker, bank, dealer or other agent included with these proxy materials, or contact your broker, bank, dealer or other agent to request a proxy form.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on October 12, 2023.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by Internet, either prior to or at the Annual Meeting, by telephone or by completing and mailing your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Proposal 2 and Proposal 3 are each deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on the proposal, your broker or nominee will have the discretion to vote your shares on such proposal. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on the proposal in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 3 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” Proposal 3.

Proposal 1 is deemed to be a “non-routine” matter, and as a result, your broker or nominee may not vote your shares on Proposal 1 in the absence of your instruction. See the discussion above for the impact in the event that you fail to instruct your broker to vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

If you hold shares in “street name” and want to vote over the Internet during the Annual Meeting, you will need to ask your broker, bank, dealer or other agent to provide you with a valid legal proxy. Please note that if you request a legal proxy from your broker, bank, dealer or other agent, any previously executed proxy will be revoked and your vote will not be counted unless you vote over the Internet during the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” Proposals 1, 2 and 3. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We currently plan to retain Morrow Sodali as proxy solicitor to assist in the solicitation of proxies and will pay them a fee of approximately $12,500 for such services. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways before the final vote at the Annual Meeting:

•You may grant a subsequent proxy by Internet;
•You may submit a subsequent proxy by telephone;
•You may submit another properly completed proxy card with a later date;
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 540 Gaither Road, Suite 400, Rockville, Maryland 20850; or
•You may vote over the Internet during the Annual Meeting (or have a personal representative with a valid proxy vote), although simply attending the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or dealer as a nominee or agent, you should follow the instructions provided by your broker, bank or dealer.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Any proposals that a stockholder intends to present at our 2024 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than 5:00 p.m., Eastern Time, on July 3, 2024; provided, however, that in the event that the date of the 2024 Annual Meeting is changed by more than 30 days from the anniversary of the 2023 Annual Meeting, notice must be received by us a reasonable time before we begin to print and mail the proxy materials for the 2024 Annual Meeting. Any such proposals also must comply with Rule 14a-8 regarding the inclusion of stockholder proposals in the Company’s proxy materials. Proposals should be addressed to the Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

If you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting that is not to be included in next year’s proxy materials, your proposal or director nomination must be submitted in writing between August 7, 2024 and September 6, 2024, to the Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850; provided, however, that in the event that the date of the 2024 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2023 Annual Meeting, notice must be received not earlier than 120 days prior to the 2024 Annual Meeting and not later than 90 days prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Director nominations must include the information required by our bylaws, including, among other things: the full name, address and age of the proposed nominee; the proposed nominee’s principal occupation or employment; the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee; the date or dates on which such shares were acquired and the investment intent of such acquisition; and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes “For,” “Withheld” and broker non-votes and, with respect to Proposal 2 and Proposal 3 votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for Proposal 2 and Proposal 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1, 2 and 3.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as broker non-votes.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of the five directors nominated by the Board	Nominees receiving the most “For” votes	“Withheld” votes will have no effect	None
2.	Approval of a reverse stock split of the Company’s common stock	Majority of shares present and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes will have no effect
3.	Ratification of the appointment of independent registered public accounting firm	Majority of shares present and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes will have no effect
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. Under our current bylaws, a quorum will be present if stockholders holding one-third of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. At the close of business on the Record Date, there were 192,382,419 shares outstanding and entitled to vote. Abstentions and broker non-votes (discussed above) are included in determining whether a quorum is present. Thus, the holders of 64,127,473 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by Internet, telephone, or proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote over the Internet during the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. In addition, we will publish final voting results in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

IMPORTANT INFORMATION IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING

You must be able to show that you owned Avalo common stock on the Record Date, October 12, 2023, in order to gain admission to the Annual Meeting. When you log in to www.virtualshareholdermeeting.com/AVTX2023, you will be required to enter the 16-digit control number contained on your proxy card that evidences that you are a stockholder of record. Registration for the Annual Meeting will begin at 9:15 a.m. Eastern Time on December 5, 2023.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

After review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines: Dr. Almenoff, Mr. Chan, Dr. Kaplan, and Dr. Persson. The Board also affirmatively determined former directors, Mr. Boyd and Dr. Maher, who served as Company directors in 2022, were independent directors within the meaning of applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years, including the participation by our directors and entities affiliated with our directors in various financing transactions with the Company, and determined that there were no relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Joseph Miller served as a director until June 2022 and was not independent within the meaning of applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines because of his prior employment with the Company, which ended in April 2020. Similarly, Chairman of the Board, Garry Neil, does not qualify as an independent director within the meaning of applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines because of his employment with the Company, which began in February 2020.

BOARD LEADERSHIP STRUCTURE

The Company’s Board is currently chaired by Dr. Neil who was appointed Chairman of the Board in August 2022. The Board appointed Dr. Magnus Persson as the lead independent director in November of 2021. The lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over and establish the agendas for meetings of the independent directors, preside over any portions of Board meetings at which the evaluation of the Board is presented or discussed, coordinate the activities of the other independent directors and perform such other duties that the Board may establish or delegate.

In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. We believe our leadership structure is appropriate given the size of our Company (in terms of number of employees) and the historical experience and understanding of our Company and industry.

Our independent directors meet alone in executive session no less than two times per year. The lead independent director may call additional executive sessions of the independent directors at any time, and the lead independent director shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board believes that risk management is an important part of establishing, updating and executing the Company’s business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee of the Board, as part of its responsibilities, oversees the management of financial risks, including accounting matters, corporate tax positions, insurance coverage and cash investment strategy and results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company’s internal audit function, if required, and its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance Committee of the Board oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our Board. These committees provide regular reports to the full Board.

MEETINGS OF THE BOARD

The Board met fifteen times during 2022. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of 2022 for which he or she was a director or committee member, respectively.

It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors then holding office attended the 2022 Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
June Almenoff, M.D., Ph.D.	X		X
Mitchell Chan	X*	X
Gilla Kaplan, Ph.D.		X
Magnus Persson, M.D., Ph.D.	X	X*	X*

* Committee Chairperson

Mr. Boyd served on our Board of Directors from May 2017 until his resignation on August 8, 2022 and as Chairman of our Board from December 2021 until August 8, 2022.

Dr. Maher served on our Board from October 2021 until his resignation on August 8, 2022.

Mr. Miller served on the Board in 2022 until his term ended June 14, 2022.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

The Audit Committee is currently composed of three directors: Mr. Chan (Chair), Dr. Almenoff and Dr. Persson.

The Board reviews the Nasdaq Listing Rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules. The Board has also determined that Mr. Chan qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of Mr. Chan’s level of knowledge and experience based on a number of factors, including formal education and experience.

The Audit Committee met four times during 2022. The Board has adopted a written Audit Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Report of the Audit Committee of the Board

The Company maintains an independent Audit Committee that operates under a written charter adopted by the Board. The Audit Committee’s charter is available on our website at ir.avalotx.com. All of the members of the Audit Committee are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Submitted by the Audit Committee:

Mr. Mitchell Chan, Chair
Dr. June Almenoff
Dr. Magnus Persson

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the principal executive officer and approves or recommends to our Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

The Compensation Committee is currently composed of three directors: Dr. Persson (Chair), Mr. Chan and Dr. Kaplan. All members of the Compensation Committee during 2022 are independent as defined in Rule 5605(d)(2) of the Nasdaq Listing Rules and each is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act.

The Compensation Committee met eight times during 2022. The Board has adopted a written Compensation Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for making recommendations to our Board regarding candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for maintaining and recommending to our Board corporate governance guidelines applicable to the Company and advising our Board on corporate governance matters.

The Nominating and Corporate Governance Committee is currently composed of two directors: Dr. Persson (Chair) and Dr. Almenoff. Mr. Boyd served on our Nominating and Corporate Governance Committee in 2022 until August 8, 2022. The Board has determined that all members of the Nominating and Corporate Governance Committee during 2022 are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.

In accordance with Rule 5605(e)(1)(A) of the Nasdaq Listing Rules, even though we maintain a standing nominating committee, a majority of the independent directors of the Board recommend director nominees. Our non-independent directors do not participate in the recommendation of director nominees.

The Nominating and Corporate Governance Committee met one time during 2022. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Other Board Committees

Science and Technology Advisory Committee

The Science and Technology Advisory Committee (“SATAC”) is responsible for periodically reviewing, and advising management on, matters relating to the Company’s strategic direction and investment in research, development and technology, and periodically advising and reporting to the Board on such matters. In addition, the SATAC also advises management and the Board on matters relating to identifying and evaluating significant emerging trends and issues in science and technology and considering the potential impact of such on the Company. The SATAC is currently composed of three directors: Dr. Kaplan (Chair), Dr. Almenoff and Dr. Persson.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 540 Gaither Road, Suite 400, Rockville, Maryland 20850. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

CODE OF ETHICS

The Company has adopted the Avalo Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In June 2015, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines (the “Guidelines”) to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines were amended by the Board in August 2019.

The Guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, the role of the Board, director orientation and education, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Guidelines, as well as the charters for each committee of the Board, may be viewed under the heading “Corporate Governance” at ir.avalotx.com.

Additionally, our insider trading policy strongly discourages employees, consultants, officers and directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s stock at any time.

Board Diversity

We are committed to fostering an environment of diversity and inclusion, including among the members of our board of directors. Therefore, while the Board has not adopted a formal diversity policy, in considering director nominees, the Nominating and Corporate Governance Committee considers candidates who represent a mix of backgrounds and a diversity of gender, race, ethnicity, age, background, professional experience and perspectives that enhance the quality of deliberations and decisions of our Board, in the context of both the perceived needs of the structure of our Board and the Company’s business and structure at that point in time.

BOARD DIVERSITY MATRIX (as of October 12, 2023)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	1	—	2
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	2

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of five members, each of which serves for a one-year term or until a successor has been elected and qualified. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the year term and until the director’s successor is duly elected and qualified.

Process for Selecting and Nominating Directors

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having the ability to exercise sound business judgment; and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The Board and the Nominating and Corporate Governance Committee assess the effectiveness of the Board’s diversity efforts as part of the annual Board evaluation process.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also considers whether the nominee would be an independent director under the Company’s Corporate Governance Guidelines, Nasdaq listing standards and applicable law. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, an executive search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders to be included in next year’s proxy materials pursuant to SEC Rule 14a-8. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850. The Corporate Secretary must receive the stockholder nominations no later than 5:00 p.m., Eastern Time, on July 3, 2024 to be included in the proxy materials for, and considered for candidacy at, the 2024 Annual Meeting; provided, however, that in the event that the date of the 2024 Annual Meeting is changed by more than 30 days from the anniversary of the 2023 Annual Meeting, notice must be received by us a reasonable time before we begin to print and mail the proxy materials for the 2024 Annual Meeting.

Our bylaws also permit stockholders to nominate director candidates for consideration at the 2024 Annual Meeting, but not to have the nomination considered for inclusion in the proxy materials for that meeting. Stockholders wishing to nominate director candidates can do so by writing to Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850, giving the information required in our bylaws, including, among other things (i) the full name, address and age of the proposed nominee, (ii) the proposed nominee’s principal occupation or employment, (iii) the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee, (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition and (v) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. The Corporate Secretary must receive stockholder nominations between August 7, 2024 and September 6, 2024 to be considered for candidacy at the 2024 Annual Meeting; provided, however, that in the event that the date of the 2024 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2023 Annual Meeting, notice must be received not earlier than 120 days prior to the 2024 Annual Meeting and not later than 90 days prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

The Company intends to nominate each of the individuals named below to serve as directors on our Board until their successor is duly elected and qualified at the 2024 Annual Meeting of Stockholder or, if earlier, his or her death, resignation, or removal. Each of the proposed nominees has consented to stand for election as a member of our Board, and the Company’s management has no reason to believe that any nominee will be unable to serve. Each of the nominees are currently a director of the Company. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

The following sets forth certain information regarding the proposed nominees, including each director’s specific experience, skills and qualifications. The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees possess the qualifications to provide meaningful oversight of the Company’s business and strategy.

Directors Nominated for Election at the Annual Meeting:

Name	Age	Director Since	Position(s) with Avalo
Garry Neil, M.D.	70	June 2022	Chairman of the Board of Directors, President, Chief Executive Officer
June Almenoff, M.D., Ph.D.	67	November 2021	Director
Mitchell Chan	43	December 2021	Director
Gilla Kaplan, Ph.D.	76	October 2020	Director
Magnus Persson, M.D., Ph.D.	63	April 2012	Director

The following is a brief biography of each director nominated for election:

Garry Neil, M.D. Dr. Neil has served as the President and Chief Executive Officer of the Company since February 2022. Dr. Neil was appointed to our Board on June 14, 2022 and was appointed Chairman of our Board on August 8, 2022. From March 2020 to February 2022, Dr. Neil served as the Chief Scientific Officer of Avalo. Dr. Neil joined the Company as Chief Medical Officer in February 2020, when Aevi Genomic Medicine, Inc. (“Aevi”) was acquired by the Company (the “Aevi Merger”). Dr. Neil served as Chief Scientific Officer of Aevi from September 2013 until the Aevi Merger closed in February 2020. From September 2012 to September 2013, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. From July 2002 to August 2012, he held a number of senior positions at Johnson & Johnson, including Corporate VP of Science & Technology from November 2007 to August 2012, and Group President of Johnson & Johnson Pharmaceutical Research and Development from September 2005 to November 2007. Prior to joining Johnson & Johnson, he held senior positions at AstraZeneca, EMD Pharmaceuticals Inc. and Merck KGaA. Under his leadership, a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil serves on the board of Celldex Therapeutics, Inc.(Nasdaq: CLDX), as well as the board of directors of the Center for Discovery and Innovation. Dr. Neil served on the board of directors of Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) as Chairman until it was acquired by Pfizer Inc. (NYSE: PFE) in March 2022 and the Board of Directors of Zura Bio Inc., (Nasdaq: ZURA). Dr. Neil previously served as a member of the board of directors of GTx, Inc. (previously Nasdaq: GTXI) and also previously served on the board of directors of the Reagan Udall Foundation. He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (“PhRMA”) Science and Regulatory Executive Committee and the PhRMA Foundation Board, as well as a past member of the Foundation for the U.S. National Institutes of Health (“NIH”) and the Science Management Review Board of

the NIH. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. Our Board believes that Dr. Neil’s wealth of scientific and medical training combined with his substantial leadership skills and board experience will make him a valuable member of our Board.

June Almenoff, M.D., Ph.D. Dr. Almenoff has served on our Board since November 2021. Dr. Almenoff is currently the Chief Medical Officer at RedHill Biopharma Ltd (Nasdaq: RDHL), a specialty biopharmaceutical company, primarily focused on the commercialization of products for gastrointestinal and infectious diseases, as well as a biopharma consultant. From March 2010 to October 2014, Dr. Almenoff served as President and Chief Medical Officer and a member of the board of directors of Furiex Pharmaceuticals, Inc. (previously Nasdaq: FURX) (“Furiex”), a drug development collaboration company that was acquired by Actavis plc (now AbbVie, Inc.) for $1.2 billion in July 2014. Prior to joining Furiex, Dr. Almenoff was at GlaxoSmithKline plc (NYSE: GSK) for twelve years, where she held various positions of increasing responsibility, including most recently Vice President in the Clinical Safety organization. She also worked in the area of scientific licensing. Dr. Almenoff is on the investment advisory board of the Harrington Discovery Institute, a private venture philanthropy. She has served as a Board Director to Brainstorm Therapeutics, Inc. (Nasdaq: BCLI) since 2017 and Tenax Therapeutics, Inc. (Nasdaq: TENX) since 2021. She previously served as a member of the board of directors of Tigenix NV (acquired by Takeda Pharmaceutical Company Limited in August 2018) from 2016 to 2018, Kurome Therapeutics, Inc. from 2020 to 2021, and as chair of the board of directors of RDD Pharma, Ltd. from 2015 to 2019. Dr. Almenoff received her B.A. cum laude from Smith College and graduated with AOA honors from the M.D.-Ph.D. program at the Icahn (Mt. Sinai) School of Medicine. She completed post-graduate medical training at Stanford University Medical Center and served on the faculty of Duke University School of Medicine. She is an adjunct Professor at Duke, a Fellow of the American College of Physicians (FACP) and has authored over 60 publications. Our Board believes that Dr. Almenoff’s close to 25 years of leadership experience as a biopharma executive, her expertise in research and development, as well as her experience with biotech boards, venture philanthropy investment, and product commercialization makes her a valuable member of our Board.

Mitchell Chan. Mr. Chan has served on our Board since December 2021. Mr. Chan was an Operating Partner at Catalio Capital Management, LP, a venture capital fund focused on investments in biomedical technology companies. From September 2018 to March 2021, Mr. Chan was at Viela Bio, Inc. (“Viela”), a clinical-stage biotechnology company, and most recently served as the Chief Financial Officer and oversaw the acquisition of Viela by Horizon Therapeutics plc for $3.1 billion. Prior to Viela, Mr. Chan served as the Director of Investor Relations for AstraZeneca, North America (Nasdaq: AZN), a multinational pharmaceutical and biotechnology company. Mr. Chan also held several roles of increasing responsibility within the Roche Group, at Genetech and F. Hoffmann-La Roche AG, including in biooncology commercial finance, research and development finance, and mergers and acquisitions. Mr. Chan is the recipient of Executive Certifications from Stanford University, University of California (Haas), and University of Pennsylvania (Wharton) and earned his B.S. in Biochemistry, M.S. in Medial Biophysics, and MBA from the University of Toronto (Rotman School of Management). Our Board believes that Mr. Chan’s more than 15 years of leadership experience in the finance and investor relation functions at successful life science companies makes him a valuable member of our Board.

Gilla Kaplan, Ph.D. Dr. Kaplan has served on our Board since October 2020. She has spent her career as an academic research scientist leading her laboratory in investigations focusing on human disease, and exploring novel experimental medicine approaches that modulate the immune response for disease control. Dr. Kaplan’s work has encompassed developing a deep understanding of the cellular immune response and how to harness it for host adjunctive therapies. She is the co-founder and currently serves as the Chief Research Officer of Gilrose Pharmaceuticals. She was the Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation (“BMGF”) from January 2014 until April 2018. Building on her 20-year research experience at Rockefeller University in New York City and then 10-year research experience at the Public Health Research Institute Center at the University of Medicine and Dentistry of New Jersey, she led the reshaping of the tuberculosis program at BMGF. Dr. Kaplan is the recipient of multiple grants from the U.S. National Institutes of Health-National Institute of Allergy and Infectious Diseases and other funding organizations for her research. Dr. Kaplan currently serves as a member of the board of directors of Tyra Biosciences, Inc. (Nasdaq: TYRA) and previously served as a member of the board of directors of Celgene Corporation (previously Nasdaq: CELG). Dr. Kaplan received her B.S. from Hebrew University, Jerusalem, Israel and her M.S. Ph.D. in Cellular Immunology from the University of Tromso, Norway. Our Board believes that Dr. Kaplan’s academic and industry experience in immunology makes her a valuable member of Board.

Magnus Persson, M.D., Ph.D. Dr. Persson has served on our Board since August 2012 and currently serves as Lead Independent Director of the Board. Dr. Persson currently serves as Founding Partner and Chairman of the Board of Eir Venture Partners AB, a Nordics-focused life science venture capital fund, and associated companies. Previously, he was Chief Executive Officer of Karolinska Institutet Holding AB in Stockholm, Sweden. Dr. Persson has served as an Associate Professor in Physiology at the Karolinska Institutet since September 1994. Dr. Persson has served as a practicing pediatrician at CityAkuten and Barnsjukhuset Martina in Stockholm, Sweden since December 2012. Previously, Dr. Persson served as a Partner at HealthCap, a Swedish-based venture capital firm, from January 1996 to December 2009, and as a Managing Partner at The Column Group, a San Francisco-based venture capital firm, from January 2010 through November 2011. Dr. Persson co-founded Aerocrine AB, a medical technology company in 1994. Dr. Persson has also served on the board of directors of Galecto Biotech AB, Gyros Protein Technologies AB, ADDI Medical AB, and Immunicum AB (STO: IMMU). Dr. Persson is a board member of Attgeno AB, Trailhead Biosystems Inc, Cantargia AB (STO: CANTA) and Initiator Pharma AS (STO: INIT). Dr. Persson received his M.D. and Ph.D. in physiology from the Karolinska Institutet. Our Board believes that Dr. Persson’s extensive experience in medicine, life sciences and biotechnology financing and his experience founding and leading public biotechnology and medical technology companies make him a valuable member of our Board.

The Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees listed above.

DIRECTOR COMPENSATION
Our Board approved a compensation policy for our non-employee directors that became effective upon the closing of our initial public offering. After consultation with an independent, external compensation consultant, Radford, an Aon Company (“Aon Radford”), the policy was most recently amended in 2021 and further amended in January 2022 to fix clerical errors. The policy provides for the following compensation to our non-employee directors:

•The chair of our Board (if not an employee director) receives an annual fee of $70,000 and each other non-employee director receives $40,000;
•The chair of our Audit Committee receives an annual fee of $15,000 and each other member receives $7,500;
•The chair of our Compensation Committee receives an annual fee of $10,000 and each other member receives $5,000;
•The chair of our Nominating and Corporate Governance Committee receives an annual fee of $8,000 and each other member receives $4,000;
•The chair of our Science and Technology Advisory Committee receives an annual fee of $15,000 and each other member receives $7,500; and
•Each non-employee director is entitled to (i) an initial grant of stock options to purchase 6,667 shares of our common stock and (ii) an annual grant of options to purchase 3,334 shares of our common stock under the Third Amended and Restated 2016 Equity Incentive Plan (the “2016 Amended Plan”). The initial grant vests in three substantially equal annual installments over three years commencing on the first anniversary of the grant date. Each annual grant vests in full on the first anniversary of the grant date, in each case, subject to continued service from the date of grant until the applicable vesting dates.

Each non-employee director may make an election to receive all or a part of his or her annual cash compensation in the form of stock options to purchase shares of the Company’s common stock. Elections must be made in multiples of 5% of an Eligible Director’s (as defined in the 2016 Amended Plan) aggregate cash retainer. The stock options will be granted on the date on which the cash would have otherwise been paid, with an exercise price per share equal to the last reported sale price of the common stock on the Nasdaq Capital Market on the date of grant or, if such grant date is not a trading date, on the last trading date prior to the grant date, and with a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service). The actual number of shares subject to the stock options will be determined so that the options have a “fair value” on the date of grant, using a Black-Scholes or binomial valuation model consistent with the methodology.

All fees under the director compensation policy are paid on a quarterly basis and no per meeting fees are paid. The Company reimburses non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

The following table sets forth information regarding the total compensation paid to the Company’s non-employee directors in 2022. The compensation amounts presented in the table below are historical and are not indicative of the amounts the Company may pay directors in the future. Directors who are also Company employees receive no additional compensation for their services as directors and are not included in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Other Compensation ($)	Total ($)	Option Awards Held at December 31, 2022 (#)
Current Non-Employee Directors:
June Almenoff, M.D., Ph.D.	$53,100	$18,459	$—	$71,559	11,689
Mitchell Chan	$60,000	$12,559	$—	$72,559	10,001
Gilla Kaplan, Ph.D.	$22,500	$50,059	$—	$72,559	23,752
Magnus Persson, M.D., Ph.D.	$36,500	$49,059	$—	$85,559	37,017
Former Non-Employee Directors:
Steven Boyd(3)	$—	$—	$—	$—	—
Suzanne Bruhn, Ph.D.(4)	$—	$—	$27,363	$27,363	10,161
Phil Gutry(5)	$—	$—	$31,011	$31,011	18,841
Keith Maher, M.D.(6)	$—	$—	$—	$—	—
Joseph Miller(7)	$8,242	$10,000	$—	$18,242	—

(1) The amounts shown in this column reflect cash fees earned for services rendered in fiscal year 2022.

(2) The amounts shown in this column represent the aggregate grant date fair value of stock options granted in fiscal year 2022 computed in accordance with ASC 718, Compensation–Stock Compensation. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award. The assumptions used in valuing these options are described in Note 12 to our consolidated financial statements for the year ended December 31, 2022.

(3) Mr. Boyd elected to forego board compensation. He served on our Board of Directors from May 2017 until August 8, 2022 and as Chairman of our Board of Directors from December 14, 2021 until August 8, 2022.

(4) Dr. Bruhn served on the Board from April 2020 until November 10, 2021. In connection with her resignation and pursuant to the Cooperation Agreement the Company entered into with Armistice, the Company accelerated the vesting of her outstanding stock options as if Dr. Bruhn had served her full board term and extended the exercise period of her options until the second anniversary of her resignation. Additionally, Dr. Bruhn received compensation as if she had served the full board term (through the 2022 Annual Meeting) held on June 14, 2022, which is shown in the “Other Compensation” column.

(5) Mr. Gutry served on the Board from April 2015 until December 1, 2021. In connection with his resignation and pursuant to a Cooperation Agreement the Company entered into with Armistice, the Company accelerated the vesting of his outstanding stock options as if Mr. Gutry had served his full board term and extended the exercise period of his options until the second anniversary of his resignation. Additionally, Mr. Gutry received compensation as if he had served the full board term (through the 2022 Annual Meeting held on June 14, 2022), which is shown in the “Other Compensation” column.

(6) Dr. Maher elected to forego board compensation. He served on our Board of Directors from October 2021 until August 8, 2022.

(7) Mr. Miller served on our Board of Directors from April 2020 until June 2022.

PROPOSAL 2

APPROVAL OF REVERSE STOCK SPLIT

The Board of Directors deems it advisable and in the best interest of the Company that the Board be granted the discretionary authority to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the Company’s issued and outstanding common stock as described below (the “Reverse Stock Split Amendment”). The form of Reverse Stock Split Amendment to be filed with the Delaware Secretary of State is set forth in Annex A.

Approval of the proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-two hundred fifty (the “Reverse Stock Split”), with the exact ratio to be set at a number within this range as determined by our Board in its sole discretion, provided that the Company effects the Reverse Stock Split no later than one year following the approval of this proposal by stockholders. We believe that enabling our Board to set the ratio within the stated range allow us the ability to consider the then current price of our common stock and also will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our Company and our stockholders. In determining a ratio, if any, our Board may consider a variety of factors.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any proposed Reverse Stock Split ratio, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than five (5) and no more than two hundred fifty (250) shares of outstanding common stock, as determined by our Board, will be combined into one share of common stock. Our Board has determined that if the Reverse Stock Split is effected, those stockholders entitled to receive fractional shares would receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to increase the per share price and bid price of our common stock to help the Company regain compliance with the continued listing requirements of Nasdaq Listing Rules.

On August 8, 2023, we received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), and that for the last 30 consecutive business days the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). The Nasdaq letter had no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until February 5, 2024, to regain compliance with the Bid Price Rule and the MVLS Rule. If at any time before February 5, 2024, (i) the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days, Nasdaq will provide the Company with a written confirmation of compliance with the Bid Price Rule and (ii) the Company’s MVLS closes at $35 million or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance with the MVLS Rule.. Even in such event, our Board may determine it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split.

On September 12, 2023, the Company received notice (the “September 12 Letter”) from Nasdaq that Nasdaq had determined that as of September 11, 2023, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security (the “Low Priced Stock Rule”). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the

Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company timely requested a hearing and one has been scheduled for November 2, 2023.

At the hearing, the Company will present the Reverse Stock Split as the means to regain compliance with both the Low Priced Stock Rule and the Bid Price Rule. If the Company is successful in the hearing and regains compliance with the Bid Price Rule and the Low Priced Stock Rule, it would still need to regain compliance with the MVLS Rule by February 5, 2024.

In addition, the Company believes the Reverse Stock Split will make our common stock more attractive to a broader range of investors, as it believes that the current market price of our common stock may deter or even prevent certain institutional investors, professional investors and other members of the investing public from purchasing our stock.

There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Split Effective Time”) of the Reverse Stock Split Amendment with the Delaware Secretary of State. The form of the Reverse Stock Split Amendment is attached hereto as Annex A. The exact timing of the filing of the Reverse Stock Split Amendment and the ratio of the Reverse Stock Split (within the approved range) will be determined by our Board of Directors based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State by the date that is one year following the approval of this proposal by our stockholders, our Board will abandon the Reverse Stock Split.

Principal Effects of the Reverse Stock

The Reverse Stock Split will be effected simultaneously for all outstanding shares of the Company’s common stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, in which event any such stockholder will be issued one whole share in lieu of the fractional share. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the Split Effective Time, the Company will adjust and proportionately decrease the number of shares of common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options, restricted stock units and warrants and other rights to acquire shares of common stock. In addition, as of the Split Effective Time, the Company will adjust and proportionately decrease the total number of shares of common stock that may be the subject of the future grants under the Third Amended and Restated 2016 Equity Incentive Plan.

As an example, the following table illustrates the approximate effects of a 1-for-250 and 1-for-5 reverse stock split (and giving effect to the treatment of fractional shares issuable on outstanding equity awards and warrants) as of October 12, 2023:

	Prior to Reverse Stock Split	After 1-for-250 Reverse Stock Split	After 1-for-5 Reverse Stock Split
Common stock outstanding(1)	192,382,419	769,530	38,476,484
Common stock issuable pursuant to outstanding equity awards(1)	1,839,128	7,357	367,826
Common stock issuable pursuant to outstanding warrants(1)	4,136,990	16,548	827,398

(1) No effect given for the treatment of fractional shares.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Charter or the par value of the common stock, which will remain at $0.001. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Charter, our authorized capital stock consists of 200,000,000 shares of common stock.

Subject to limitations imposed by Nasdaq Listing Rules, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records, but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Split Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described herein. Until surrendered, we will deem outstanding Old Certificates held by stockholders to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed how to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name”. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with such rights.

Potential Anti-Takeover Effect

Even though the Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of our Company with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar transactions to our Board and stockholders.

Fractional Shares

Any fractional shares resulting from the Reverse Stock Split that are due to stockholders will entitle the stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number.

Effect of the Reverse Stock Split on the Third Amended and Restated 2016 Equity Incentive Plan, the 2016 Employee Stock Purchase Plan, Options, Restricted Stock Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments generally will be required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants and any other convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock units will be similarly adjusted, subject to rounding up for any fractional shares. The number of shares reserved for issuance pursuant to these securities, as well as the number of shares reserved for future issuance under the Third Amended and Restated 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan, will be proportionately adjusted based upon the Reverse Stock Split ratio determined by the Board, subject to rounding up for any fractional shares.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Split Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Material Federal Incomes Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a “U.S. holder”, which means a beneficial owner of our common stock that is (i) a citizen or individual resident of the United States, (ii) an entity taxable as a corporation for U.S. tax purposes and organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (i) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to stockholders that (i) may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market, and dealers in securities or currencies, (ii) hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) do not hold our common stock as a “capital asset” (generally, property held for investment). In addition, this summary does not consider the effects of any federal, state, local, foreign, or other tax laws other than the U.S. federal income tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Entities or arrangements treated as a partnership for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their owners of the Reverse Stock Split.

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to any U.S. holder may vary depending upon such holder’s particular facts and circumstances.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Thus, a stockholder generally will not recognize gain or loss on an exchange of common shares for common shares in the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares of common stock as described below. The aggregate tax basis of the shares received in the Reverse Stock Split will equal the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefore (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a U.S. holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the U.S. holder’s holding period for the post-Reverse Stock Split shares of common stock should include the holding period of pre-Reverse Stock Split shares of common stock surrendered. U.S. holders of shares of common stock should consult their tax advisors regarding the applicable rules for allocating the tax basis and holding period of the surrendered pre-Reverse Stock Split shares of common stock to the post-Reverse Stock Split shares of common stock received in the Reverse Stock Split.

U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Assuming the Reverse Stock Split qualifies as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code, no gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

The U.S. federal income tax treatment of fractional shares of common stock being rounded up to the next whole share is uncertain. A U.S. holder that receives a whole share of common stock in the Reverse Stock Split in lieu of a fractional share of common stock might recognize income, which may be characterized either as capital gain or as a dividend to the extent of the portion of our accumulated earnings and profits (if we have any) attributable to the rounded share.

Any such taxable income would be in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share (including the holding period of a post-Reverse Stock Split share of common stock received in exchange for a fractional pre-Reverse Stock Split share of common stock).

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal 2. Abstentions will have the same effect as a vote against this Proposal 2. Under applicable Nasdaq rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Proposal 2, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this Proposal 2.

The Board of Directors unanimously recommends a vote “FOR” the Reverse Stock Split Amendment.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved and the Board ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2013. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider Ernst & Young LLP’s appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative from Ernst & Young LLP is expected to virtually attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal 3. Abstentions will have the same effect as a vote against this Proposal 3. Under applicable Nasdaq rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Proposal 3, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this Proposal 3.

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 3 on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, by Ernst & Young LLP, the Company’s principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2022	2021
Audit fees(1)	$670,000	$775,000
Audit-related fees(2)	18,000	18,000
Tax fees(3)	—	74,609
All other fees(4)	—	1,995
Total	$688,000	$869,604

(1) Audit fees consisted of audit work performed in the audit of our financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, such as accounting consultations billed as audit services, and consents and assistance with and review of documents filed with the SEC.

(2) Audit-related fees consist of consulting and advisory fees related to potential acquisitions and strategic transactions and audit fees related to acquired entities.
(3) Tax services principally include tax compliance, tax advice and tax planning.
(4) All other fees consisted of all other products and services provided by the independent registered public accounting firm that are not reflected in any of the previous categories, such as the use of online accounting research tools.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young, LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young, LLP is compatible with maintaining the principal accountant’s independence for the period of time during which it has served as our independent auditor.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains certain information with respect to our equity compensation plans in effect as of December 31, 2022:

	(A)		(B)	(C)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units (#)		Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans, excluding securities reflected in column (A) (#)
Equity compensation plans approved by stockholders	1,242,234		$26.11	204,290	(1)
Equity compensation plans not approved by stockholders	186,633	(2)	$47.44	—
Total	1,428,867		$28.90	204,290

(1) Reflects shares of common stock available for future issuance under our Third Amended and Restated 2016 Equity Incentive Plan at December 31, 2022 (the “2016 Third Amended Plan”). During the term of the 2016 Third Amended Plan, the share reserve will automatically increase on the first trading day in January of each calendar year ending on (and including) January 1, 2026, by an amount equal to 4% of the total number of outstanding shares of common stock of the Company on the last trading day in December of the prior calendar year. On January 1, 2023, pursuant to the terms of the 2016 Third Amended and Restated Plan, an additional 377,221 shares were made available for issuance.

(2) Consists of shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for employees. The inducement grants were made as an inducement material to employees entering employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS
The following table sets forth information of our current executive officers:

Name	Age	Position(s) with Avalo
Garry Neil, M.D.	70	Chairman of the Board of Directors, President, Chief Executive Officer
Christopher Sullivan	39	Chief Financial Officer
The following is a brief biography of each current executive officer:

Garry Neil, M.D. The biography for Dr. Neil is located in “Board of Directors” above.

Christopher Sullivan. Mr. Sullivan has served as Avalo’s Chief Financial Officer since February 2022. Prior to his appointment to Chief Financial Officer, Mr. Sullivan served as Chief Accounting Officer of the Company since March 2021. From April 2020 to February 2021, Mr. Sullivan served as the Company’s Interim Chief Financial Officer, principal financial officer, and principal accounting officer. Previously, Mr. Sullivan was the Vice President of Finance at the Company and served various other escalating roles since joining the Company in April 2018. Mr. Sullivan brings a strong public company and life science background, including significant experience with equity and debt capital raises, acquisitions, divestitures, in and out-license transactions, enterprise resource planning implementations, and financial planning and analysis from leading finance and accounting functions at various public biotechnology, molecular diagnostic, and pharmaceutical companies. Prior to joining the Company, Mr. Sullivan was the Corporate Controller for Sucampo Pharmaceuticals, Inc., a previously Nasdaq listed global biopharmaceutical company, from August 2017 to April 2018, until it was acquired by Mallinckrodt plc for $1.2 billion. From November 2015 to August 2017, Mr. Sullivan was the Corporate Controller for OpGen Inc. (Nasdaq: OPGN), a microbial genetics analysis company, and prior to that was a Senior Manager at Ernst & Young, LLP where he was employed from August 2005 to October 2015. Mr. Sullivan received his B.S. degrees in and Finance and Accounting from the University of Maryland, College Park, where he graduated magna cum laude and is a Certified Public Accountant.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2022 and 2021, compensation awarded to or paid to, or earned by, anyone serving as principal executive officer during the most recently completed fiscal year and our next two most highly compensated executive officers who were serving as executive officers during the year ended December 31, 2022 (the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(4)	Option Awards(5)		All Other Compensation		Total
Garry Neil, M.D. Chief Executive Officer, President, Chairman of the Board and principal executive officer	2022	$468,900	$133,000	$730,928		$—		$1,332,828
	2021	$423,000	$239,587	$571,484		$—		$1,234,071

Christopher Sullivan Chief Financial Officer and principal financial officer	2022	$344,135	$72,800	$301,614		$50,000	(6)	$768,549
	2021	$300,000	$85,860	$241,782		$—		$627,642

Michael Cola(1) Former Chief Executive Officer and former principal executive officer	2022	$62,500	$17,260	$—		$865,657	(7)	$945,417
	2021	$35,568	$325,500	$2,332,743		$—		$2,693,811

Stephen Smolinski(2) Former Chief Commercial Officer	2022	$74,242	$11,573	$489,947	(5)	$415,117	(8)	$990,879
	2021	$—	$—	$—		$—		$—

(1) Mr. Cola’s employment with the Company commenced on February 3, 2020 and ceased on February 14, 2022.

(2) Mr. Smolinski’s employment with the Company commenced on January 3, 2022 and ceased on March 7, 2022.

(3) The amounts reflect the discretionary annual bonus earned for the given fiscal year based on the achievement of goals as recommended by the Compensation Committee and approved by the Board. The bonus is typically paid in the year following the year it was earned.

(4) The amounts reflect the grant date fair value for option awards granted during 2022 and 2021, respectively, in accordance with FASB Topic ASC 718, excluding the estimate of forfeitures. The assumptions used in valuing these options are described in the Notes 12 to our consolidated financial statements for the year ended December 31, 2022. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award.

(5) Represents the grant date fair value of Mr. Smolinski’s stock option award granted on January 3, 2022 to purchase 33,334 shares of Avalo common stock. One-fourth of the shares underlying the stock option would have vested and become exercisable on the first anniversary of the grant date, and the remaining three-fourths were set to vest in equal monthly installments over the following 36 months, subject to Mr. Smolinski’s continuous service to the Company. Pursuant to Mr. Smolinski’s separation agreement effective March 7, 2022, his unvested options that would have vested in the twelve (12) months following his termination date immediately vested and became exercisable. These options, which were subject to Avalo’s standard three (3) month expiration period pursuant to the Company’s Third Amended and Restated 2016 Equity Incentive Plan, expired on June 5, 2022.

(6) The amount listed is comprised of $50,000 one-time appointment bonus paid upon the execution of Mr. Sullivan’s letter agreement on February 18, 2022, which was entered into in connection with Mr. Sullivan’s appointment as Chief Financial Officer.

(7) The amount listed is comprised of severance earned and unused accrued vacation and COBRA paid to Mr. Cola pursuant to his separation agreement. Mr. Cola’s severance provided for continued payment of his base salary for 18 consecutive months, which was earned upon termination effective February 14, 2022 and is payable through August 2023.

(8) The amount listed is comprised of severance earned and unused accrued vacation and COBRA paid to Mr. Smolinski pursuant to his separation agreement. Mr. Smolinski’s severance provided for continued payment of his base salary for 12 months, which was earned upon termination effective March 7, 2022 and is payable through March 2023.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, we consider (i) compensation for comparable positions in the market, (ii) individual performance as compared to our expectations and objectives, (iii) our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and (iv) a long-term commitment to our Company.

Our Board historically has determined our executives’ compensation based on the recommendations of our Compensation Committee, which typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer to the Board. Our Board, without members of management present, discusses the Compensation Committee’s recommendations and ultimately approves the compensation of our executive officers.

Annual Base Salary

We have entered into employment agreements with each of our Named Executive Officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our Named Executive Officers for the satisfactory performance of our duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The following table presents the annual base salaries for each of our Named Executive Officers for 2022, as determined by the Compensation Committee.

Name	2022 Base Salary
Garry Neil, M.D.	$475,000
Christopher Sullivan	$350,000
Michael Cola(1)	$500,000
Stephen Smolinski(2)	$400,000

(1) Mr. Cola’s employment with the Company commenced on February 3, 2020 and ceased on February 14, 2022. The base salary above assumes he was employed for the entirety of 2022.
(2) Mr. Smolinski’s employment with the Company commenced on January 3, 2022 and ceased on March 7, 2022. The base salary above assumes he was employed for the entirety of 2022.

Annual Bonus

Our discretionary bonus plan motivates and rewards our Named Executive Officers for achievements relative to our goals and expectations for each fiscal year. Our Named Executive Officers are eligible to receive discretionary annual bonuses calculated as a target percentage of their annual base salaries, based on our Compensation Committee and Board’s assessment of their individual performance and our Company’s results of operations and financial condition. As recommended by the Compensation Committee and approved by the Board, our Named Executive Officers will receive a bonus relative to achievement of goals for fiscal year 2022 provided they are employed on the date such annual bonus is paid.

Pursuant to their respective separation agreements, Mr. Cola and Mr. Smolinski are eligible to receive their earned 2022 annual bonus based on the achievement of the Company’s goals as recommended by the Compensation Committee and approved by the Board, paid on a prorated basis to reflect the days worked by the executive for the Company in 2022.

Equity-Based Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our Compensation Committee is generally responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with the Company and serves as an additional retention measure. Our executives are typically awarded an initial grant upon commencement of employment and an annual grant each year. Additional grants may occur periodically in order to specifically incentivize executives.
In April 2016, the Board adopted the 2016 Equity Incentive Plan, which was approved by our stockholders in May 2016 and which was subsequently amended and restated in May 2018 and most recently in August 2019 with the approval of our Board of Directors and stockholders (the “2016 Third Amended Plan”).
The purpose of the 2016 Third Amended Plan is to attract and retain employees, non-employee directors and consultants, and advisors. Our 2016 Third Amended Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock-based awards.

Other Compensation

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by the Company during fiscal year 2022 or fiscal year 2021. We generally do not provide perquisites or personal benefits to our Named Executive Officers.

Role of Compensation Consultant in Executive Compensation

The Compensation Committee periodically reviews the Company’s executive management compensation practices to consider and determine the competitiveness and effectiveness of those practices. In 2021, the Compensation Committee engaged Aon Radford to provide independent, objective analysis, advice and information regarding the Company’s executive compensation practices, including the competitiveness of pay levels, executive compensation design, comparison with our peers in the industry, and other technical considerations. Our Compensation Committee concluded that Aon Radford was independent under applicable Nasdaq listing standards and the engagement of Aon Radford does not raise any conflict of interest.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (also referred to as “CAP”) and certain financial performance of our Company for each of the last two completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2022 and 2021 fiscal years. Note that for our NEOs other than our CEO, or principal executive officer, compensation is reported as an average.

	Garry Neil, M.D. (“PEO”)		Michael Cola (“Former PEO”)		Non-PEO NEOs
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Summary Compensation Table Total for Former PEO (1)	Compensation Actually Paid to Former PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non- PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (5)	Net Loss (thousands) (6)
2022	$1,332,828	$633,422	$945,417	$(430,559)	$879,714	$513,886	$16	$(41,658)
2021	$1,234,072	$805,206	$2,693,811	$1,591,775	$1,463,285	$949,571	$64	$(84,376)

(1)    Represent the amounts of total compensation reported for our PEO and Former PEO during each corresponding year in the “Total” column of the Summary Compensation Table above.
(2)    Represents the amount of “compensation actually paid” to our PEO and Former PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and Former PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO and Former PEO’s total compensation for each year to determine the “compensation actually paid”:

	Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Option Awards(a)(b) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
Garry Neil, M.D. PEO	2022	$1,332,828	$(730,928)	$31,522	$633,422
	2021	$1,234,072	$(571,484)	$142,618	$805,206

Michael Cola Former PEO	2022	$945,417	$—	$(1,375,976)	$(430,559)
	2021	$2,693,811	$(2,332,743)	$1,230,707	$1,591,775

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b) In order to calculate the compensation “actually paid” to our PEO and Former PEO, we are required under the SEC rules to subtract from the value in the Summary Compensation Table the grant date fair value of equity awards, and add back the following:
(i)the year-end fair value of any equity awards in the applicable year that are outstanding and unvested as of the end of the year;
(ii)the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;
(iv)for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(v)for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and
(vi)the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.
The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Garry Neil, M.D. PEO	2022	$566,278	$(312,134)	$—	$(222,622)	$—	$—	$31,522
	2021	$312,169	$(281,288)	$—	$111,737	$—	$—	$142,618

Michael Cola Former PEO	2022	$—	$—	$—	$(1,375,976)	$—	$—	$(1,375,976)
	2021	$1,020,499	$(421,866)	$464,432	$167,642	$—	$—	$1,230,707

(3)    Represents the average of the amounts reported for our NEOs as a group (excluding our PEO and our Former PEO) in each applicable year in the “Total” column of the Summary Compensation Table above. For 2022, this includes Christopher Sullivan and Stephen Smolinski, and for 2021, Schond Greenway and H. Jeffrey Wilkins, M.D. (the “Non-PEO NEOs”).
(4)    Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the

“compensation actually paid”, using the same methodology as described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$879,714	$(395,780)	$29,952	$513,886
2021	$1,463,285	$(950,507)	$436,793	$949,571

(a)    The amounts deducted or added in calculating the total average equity award adjustment are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$109,743	$(45,046)	$29	$(34,774)	$—	$—	$29,952
2021	$476,151	$(65,410)	$—	$26,052	$—	$—	$436,793

(5)    TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2022 and 2021, respectively, calculated by dividing the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. No dividends were paid in 2022 or 2021.
(6)    The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Pay Versus Performance Graphical Description

The illustrations below provide a graphical description of CAP compared to both our cumulative “Total Shareholder Return” (TSR) and our net loss. As the illustrations show, the compensation actually paid to our PEO and Former PEO and the average amount of compensation actually paid to or non-PEO NEOs during the periods presented are not directly correlated with TSR. We do utilize several performance measure to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON CERTAIN EVENTS

Garry Neil, M.D.

In connection with Dr. Neil’s appointment as President and Chief Executive Officer, the Company and Dr. Neil entered into a letter agreement dated February 18, 2022 (the “Neil Letter Agreement”), which modified his previously filed employment agreement dated January 30, 2020 (collectively with the Neil Letter Agreement, the “Neil Employment Agreement”). Pursuant to the Neil Letter Agreement, Dr. Neil’s base salary was increased to $475,000 per year, subject to review and adjustment by the Board from time to time, and he is eligible to receive a discretionary annual bonus as determined by the Board or the Compensation Committee of the Board, in its sole discretion, with a target amount of up to seventy percent (70%) of his base salary, and conditioned on Dr. Neil being employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid, in Dr. Neil’s discretion, in the form of cash or equity award (which equity award, if elected, will be immediately vested), consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Pursuant to the Neil Letter Agreement, Dr. Neil was also granted a stock option on March 8, 2022 to purchase 83,334 shares of the Company’s common stock, vesting over four years, with a 12-month cliff, such that the first 25% vested on the first anniversary of such grant, and the remainder will vest in equal monthly installments over the following three years, in each case, subject to continued employment with the Company through the applicable vesting date. Dr. Neil is also eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executives.

Pursuant to the Neil Employment Agreement, Dr. Neil was granted an inducement grant of non-qualified stock options in accordance with Nasdaq Listing Rule 5635(c)(4) to purchase 66,667 shares of common stock. The inducement option grant will vest over four years, with the first 25% of such options vesting on the grant date’s first anniversary, and the remainder vesting in equal monthly installments, provided that Dr. Neil remains an employee of the Company as of each such vesting date.

Dr. Neil’s employment agreement prohibits the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Dr. Neil is obligated not to compete with the Company during his employment and for a period of one year following his termination of employment with the Company. In addition, his employment agreement contains restrictions related to the solicitation of, and interference with, customers, vendors and employees of the Company for a period of one year following termination of employment.

Payments Upon Termination or Change in Control

Pursuant to the Neil Letter Agreement, if Dr. Neil’s employment is terminated by the Company without “Cause” or by Dr. Neil for “Good Reason” (each as defined in his Employment Agreement), in each case subject to each of him timely entering into and not revoking a general release of claims in a form acceptable to the Company, Dr. Neil will be eligible to receive:
(i)certain “Accrued Benefits” (as defined in his Employment Agreement);
(ii)earned but unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, payable when such annual bonuses are paid to other executive employees of the Company;
(iii)continued payment of his base salary as in effect immediately prior to his termination for eighteen consecutive months following such termination;
(iv)the annual bonus earned in the year in which the termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, prorated to reflect completed days of employment during such year, payable when such annual bonuses are paid to other executive employees of the Company;
(v)full vesting of options awarded by the Company, in which each will have twelve months from the date of his termination in which to exercise his options; and
(vi)if he timely elects and remains eligible for continued coverage under federal COBRA law or, if applicable, state insurance laws, the Company will pay Dr. Neil’s COBRA or state continuation health insurance premiums until the earliest of (x) the twelve-month anniversary of his termination, (y) expiration of his continuation coverage under COBRA, or (z) the date when he is eligible for substantially equivalent health insurance, in each case subject to certain specified payment practices.

If a termination without cause occurs within six months of a change in control (as defined in the Company’s 2016 Third Amended Plan), the payments pursuant to clauses (i-iii) shall be made promptly after its closing or his termination, whichever is later.

Christopher Sullivan

In connection with Mr. Sullivan’s appointment as Chief Financial Officer, the Company and Mr. Sullivan entered into a letter agreement dated February 18, 2022 (the “Sullivan Letter Agreement”), which modifies his previously filed employment agreement dated September 26, 2019, as amended by a previously filed letter agreement dated April 23, 2020 (collectively with the Sullivan Letter Agreement, the “Sullivan Employment Agreement”). Pursuant to the Sullivan Letter Agreement, Mr. Sullivan’s base salary was increased to $350,000 per year, subject to review and adjustment by the Board from time to time, and he is eligible to receive a discretionary annual bonus as determined by the Board or the Compensation Committee of the Board, in its sole discretion, with a target amount of up to forty percent (40%) of his base salary, and conditioned on Mr. Sullivan being employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid, in Mr. Sullivan’s discretion, in the form of cash or equity award (which for equity award, if elected, will be immediately vested), consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Mr. Sullivan received a one-time appointment bonus of $50,000. Pursuant to the Sullivan Letter Agreement, Mr. Sullivan was granted a stock option on March 8, 2022 to purchase 33,334 shares of the Company’s common stock, vesting over four years, with a 12-month cliff, such that the first 25% will vest on the first anniversary of such grant, and the remainder will vest in equal monthly installments over the following three years, in each case, subject to continued employment with the Company through the applicable vesting date. Mr. Sullivan is also eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executives.

Mr. Sullivan’s employment agreement prohibits the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Mr. Sullivan is obligated not to compete with the Company during his employment and for a period of six months following his termination of employment with the Company. In addition, his employment agreement contains restrictions related to the solicitation of, and interference with, customers, vendors and employees of the Company for a period of one year following termination of employment.

Payments Upon Termination or Change in Control

Pursuant to the Sullivan Letter Agreement, if Mr. Sullivan’s employment is terminated by the Company without “Cause” or by Mr. Sullivan for “Good Reason” (each as defined in his Employment Agreement), in each case subject to each of him timely entering into and not revoking a general release of claims in a form acceptable to the Company, Mr. Sullivan will be eligible to receive:
(i)certain “Accrued Benefits” (as defined in his Employment Agreement);
(ii)earned but unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, payable when such annual bonuses are paid to other executive employees of the Company;
(iii)continued payment of his base salary as in effect immediately prior to his termination for twelve consecutive months following such termination;
(iv)the annual bonus earned in the year in which the termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, prorated to reflect completed days of employment during such year, payable when such annual bonuses are paid to other executive employees of the Company;
(v)full vesting of options awarded by the Company, in which each will have twelve months from the date of his termination in which to exercise his options; and
(vi)if he timely elects and remains eligible for continued coverage under federal COBRA law or, if applicable, state insurance laws, the Company will pay Dr. Neil’s COBRA or state continuation health insurance premiums until the earliest of (x) the twelve-month anniversary of his termination, (y) expiration of his continuation coverage under COBRA, or (z) the date when he is eligible for substantially equivalent health insurance, in each case subject to certain specified payment practices.

If a termination without cause occurs within six months of a change in control (as defined in the Company’s 2016 Third Amended Plan), the payments pursuant to clauses (i)-(iii) shall be made promptly after its closing or your termination, whichever is later.

Michael Cola

Mr. Cola, our former Chief Executive Officer who was separated from the Company on February 14, 2022, initially entered into an employment agreement with the Company effective February 3, 2020 to serve as the Chief Executive Officer with an annual base salary of $450,000, subject to review and adjustment by the Board from time to time. On March 11, 2020, Mr. Cola and the Company entered into an amendment to his employment agreement in which his base salary in cash was reduced to an annual rate of $35,568, which represented the minimum exempt annual salary. In consideration for the Reduction, on a quarterly basis, the Company granted stock options, which vested immediately, for the purchase of a number of shares of the Company’s common stock with a total value (based on the Black-Scholes valuation methodology) based on a pro rata total annual value of the foregone salary (the “Salary Option”). If the closing stock price per share was below $24.84 on the grant date, then the Salary Option was not granted and instead Mr. Cola received compensation in cash for the given quarter. Pursuant to this agreement, the Company issued Mr. Cola options to purchase an aggregate of 22,130 and 18,808 shares of common stock in 2021 and 2020, respectively. There were no options related to this agreement granted in 2022. Effective January 1, 2021, the Board approved an increase to Mr. Cola’s annual base salary to $500,000.

Mr. Cola was eligible to receive a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, with a target amount of up to seventy percent (70%) of his base salary, and conditioned on Mr. Cola being employed by the Company on the applicable bonus payment date. Refer to the “Payments Upon Termination” section below for treatment of Mr. Cola’s bonus that would have otherwise been earned in 2022 upon his separation. Such annual discretionary bonus could be paid in the form of cash or equity awards, consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Mr. Cola was also eligible for a discretionary annual bonus consisting of restricted stock or options at the discretion of the Board or Compensation Committee. Mr. Cola was eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executive officers.

The independent directors of the Board approved an inducement grant to Mr. Cola of non-qualified stock options in accordance with Nasdaq Listing Rule 5635(c)(4) to purchase 100,000 shares of the Company’s common stock, which was granted on February 3, 2020. The inducement option grant was set to vest over four years, with one-quarter of such options vesting on the first anniversary of the grant date and the remaining three-quarters of the options vesting in monthly installments over the following 36 months, in each case, subject to continued service with the Company through the applicable vesting date. Refer to the “Payments Upon Termination” section below for treatment of Mr. Cola’s equity awards, including this inducement grant, upon his separation.

Mr. Cola’s employment agreement prohibited the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Mr. Cola was obligated not to compete with the Company during his employment and for a period of one year following his termination of employment with the Company. In addition, his employment agreement contained restrictions related to the solicitation of, and interference with, customers, vendors, and employees of the Company for a period of one year following termination of employment.

Payments Upon Termination

Mr. Cola served as the Company’s Chief Executive Officer effective February 3, 2020, and continued to serve in this role until February 14, 2022. Effective February 14, 2022, the Board terminated the employment of Mr. Cola as Chief Executive Officer. Mr. Cola resigned from the Board effective February 16, 2022. The Company and Mr. Cola entered into a separation and release agreement, which entitles Mr. Cola to certain payments and benefits as described below:

(i)continued payment of his base salary for 18 consecutive months and any unused and accrued vacation pay;
(ii)his earned but unpaid 2021 annual bonus upon the achievement of the Company’s goals as determined by the Compensation Committee of the Board, payable when such annual bonuses were paid to the Company’s existing personnel;
(iii)an annual bonus that would have otherwise been earned in 2022 based on the achievement of the Company’s goals as determined by the Compensation Committee of the Board, paid on a prorated basis to reflect the days worked by

Mr. Cola for the Company in 2022, payable when such annual bonuses are paid to the Company’s existing personnel;
(iv)full vesting of options awarded by the Company which shall be exercisable for twelve (12) months following the termination date through February 14, 2023;
(v)if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Cola and his covered dependents prior to the date of termination, until the earliest of (i) the first anniversary of his termination, (ii) expiration of his continuation coverage under COBRA, or (iii) the date when he is eligible for substantially equivalent health insurance, provided, however, the Company has the right to discontinue the payment of the premium and pay Mr. Cola a lump sum amount equal to the current COBRA premium time the number of months remaining in the relevant period if the Company determines that continued payment of the COBRA premiums is discriminatory under Sections 105(h) and 9815(a)(1) of the Internal Revenue Code.

Stephen Smolinski

Mr. Smolinski entered into an employment agreement with the Company to serve as its Chief Commercial Officer effective January 3, 2022. The offer letter initially provided for an annual base salary of $400,000. Mr. Smolinski was eligible to receive a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, with a target amount of up to forty percent (40%) of his base salary, and conditioned on Mr. Smolinski being employed by the Company on the applicable bonus payment date. Refer to the “Payments Upon Termination” section below for treatment of Mr. Smolinski’s bonus that would have otherwise been earned in 2022 upon his separation. Such annual bonus could be paid in the form of cash or equity awards, consistent with the bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Mr. Smolinski was also eligible for a discretionary annual bonus consisting of restricted stock or options at the discretion of the Board or Compensation Committee.

The independent directors of the approved an inducement option grant of non-qualified stock options in accordance with Nasdaq Listing Rule 5635(c)(4) to Mr. Smolinski to purchase 33,334 shares of common stock, which was granted on January 4, 2022. The inducement option grant would have vested over four years, with the first 25% of such option vesting on the first anniversary of the grant date, and the remainder in vesting in equal monthly installments, provided the Mr. Smolinski remained an employee of the Company as of each such vesting date. Mr. Smolinski was also eligible to participate in the Company’s other employee benefit plans in effect from time to time on the same basis as are generally made available to the Company’s other senior executives.

Mr. Smolinski’s employment agreement prohibited the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Mr. Smolinski is obligated not to compete with the Company during his employment and for a period of one year following his termination of employment with the Company. In addition, his employment agreement contains restrictions related to the solicitation of, and interference with, customers, vendors and employees of the Company for a period of one year following termination of employment.

Payments Upon Termination

Mr. Smolinski served as the Company’s Chief Commercial Officer effective January 3, 2022, and continued to serve in this role until March 7, 2022. Effective March 7, 2022, the Board terminated the employment of Mr. Smolinski as Chief Commercial Officer. The Company and Mr. Smolinski entered into a separation and release agreement, which entitles Mr. Smolinski to certain payments and benefits as described below:

(i)twelve (12) months of his base salary as in effect immediately prior to his termination date;
(ii)annual bonus that would have otherwise been earned in 2022 based upon the achievement of Company achievements as determined by the Compensation Committee, paid on a prorated basis to reflect the days worked by Mr. Smolinski for the Company in 2022 and paid at the time the 2022 incentive payments are paid to existing Company personnel;
(iii)all unvested options granted that are subject to time-based vesting that would have otherwise vested in the twelve (12) months following the termination date will vest and become immediately exercisable

(iv)if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Smolinski, until the earliest of (i) the first anniversary of his termination, (ii) expiration of his continuation coverage under COBRA, or (iii) the date when he is eligible for substantially equivalent health insurance, provided, however, the Company has the right to discontinue the payment of the premium and pay Mr. Smolinski a lump sum amount equal to the current COBRA premium time the number of months remaining in the relevant period if the Company determines that continued payment of the COBRA premiums is discriminatory under Sections 105(h) and 9815(a)(1) of the Internal Revenue Code.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards at fiscal year-end for each of the Named Executive Officers.

Name	Grant Date	Award Type	Unexercised Options Exercisable (#)	Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Garry Neil, M.D.	2/3/2020	Stock Option(1)	47,224	19,443	$47.76	2/3/2030
	1/26/2021	Stock Option(1)	10,390	11,278	$39.84	1/26/2031
	3/8/2022	Stock Option(1)	—	83,334	$8.40	3/8/2032
	10/5/2022	Stock Option(2)	—	75,000	$3.97	10/5/2032

Christopher Sullivan	5/1/2018	Stock Option(1)	3,334	—	$46.56	5/1/2028
	4/1/2019	Stock Option(1)	3,824	344	$74.64	4/1/2029
	4/9/2020	Stock Option(1)	5,004	2,497	$30.84	4/9/2030
	1/26/2021	Stock Option(1)	4,392	4,776	$39.84	1/26/2031
	3/8/2022	Stock Option(1)	—	33,335	$8.40	3/8/2032
	3/8/2022	Stock Option(2)	—	4,167	$8.40	3/8/2032
	10/5/2022	Stock Option(2)	—	25,000	$3.97	10/5/2032

Michael Cola	2/3/2020	Stock Option(3)	100,000	—	$47.76	2/14/2023
	6/18/2020	Stock Option(4)	7,027	—	$30.12	2/14/2023
	7/1/2020	Stock Option(4)	5,391	—	$30.72	2/14/2023
	10/1/2020	Stock Option(4)	6,390	—	$26.88	2/14/2023
	1/4/2021	Stock Option(4)	5,401	—	$31.68	2/14/2023
	1/26/2021	Stock Option(3)	70,834	—	$39.84	2/14/2023
	4/1/2021	Stock Option(4)	5,907	—	$36.60	2/14/2023
	7/1/2021	Stock Option(4)	4,312	—	$40.68	2/14/2023
	10/1/2021	Stock Option(4)	6,510	—	$27.00	2/14/2023

Stephen Smolinski	1/4/2022	Stock Option(5)	—	—	$20.40	6/7/2022(5)

(1) One-fourth of the shares underlying the stock option shall vest and become exercisable on the first anniversary of the grant date, and the remaining three-fourths vest in equal monthly installments over the following 36 months, subject to the respective grantee providing continuous services to the Company.

(2) The shares underlying the stock option shall vest 100% on the first anniversary of the grant date.

(3) One-fourth of the shares underlying the stock option vested and became exercisable on the first anniversary of the grant date, and the remaining three-fourths were set to vest in equal monthly installments over the following 36 months, subject to the grantee providing continuous service to the Company. Pursuant to Mr. Cola’s separation agreement effective February 14, 2022, his outstanding stock options vested immediately and were exercisable through February 14, 2023.

(4) This stock option vested in full on the grant date. Pursuant to Mr. Cola’s separation agreement effective February 14, 2022, his outstanding stock options vested immediately and were exercisable through February 14, 2023.

(5) On January 3, 2022, the Company granted Mr. Smolinski a stock option award to purchase 33,334 shares of Avalo common stock. One-fourth of the shares underlying the stock option would have vested and become exercisable on the first anniversary of the grant date, and the remaining three-fourths were set to vest in equal monthly installments over the following 36 months, subject to Mr. Smolinski’s continuous service to the Company. Pursuant to Mr. Smolinski’s separation agreement effective March 7, 2022, his unvested stock options that would have vested in the twelve (12) months following his termination date immediately vested and became exercisable. These options, which were subject to Avalo’s standard three (3) month expiration period pursuant to the Company’s Third Amended and Restated Equity Incentive Plan, expired on June 7, 2022.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
In 2015, in connection with our initial public offering, our Board adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. The policy was amended on November 5, 2021. This policy covers any transaction, including, for the avoidance of doubt, transactions constituting a sale or conveyance of stock and/or stock derivatives, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company is, was or will be a participant, and the amount involved exceeds $120,000 with one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person.”

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•the interests, direct or indirect, of any related person in the transaction;
•the purpose of the transaction;
•the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;
•the risks, costs and benefits to the Company;
•the availability of other sources of comparable products or services;
•management’s recommendation with respect to the proposed related person transaction;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The Audit Committee, in approving or rejecting any related person transactions involving the sale and/or conveyance of the Company’s stock or stock derivatives to a significant shareholder holding 20% or more of (a) any class of the Company’s voting securities, or (b) the Company’s voting power, or their immediate family member and/or affiliates, shall consider whether such transaction involves a change of control.

Our Audit Committee will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•transactions involving compensation for services provided to the Company as an employee, consultant or director; and
•a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship.

CERTAIN RELATED PERSON TRANSACTIONS

The following sets forth all transactions since January 1, 2021 to which the Company has been or is a participant, including currently proposed transactions, in which the amount involved in the transaction exceeds $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or has a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Employment Agreements

We have entered into employment agreements with our current and former executive officers. For more information regarding these agreements, please see “Executive Compensation – Narrative to Summary Compensation Table – Employment Arrangements and Potential Payments Upon Certain Events” above.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our named executive officers and directors as more fully described in “Executive Compensation” and “Director Compensation” above.

Financings with Related Party Participation

ATM Program Sales in Q2 2023

On May 4, 2023 and as amended on August 7, 2023, the Company entered into a Sales Agreement with Oppenheimer & Co. Inc. (“Oppenheimer”), as sales agent, pursuant to which the Company may offer and sell, from time to time through Oppenheimer, shares of the Company’s common stock having an aggregate offering price of $50,000,000 (the “ATM Program”).

In May of 2023, entities affiliated with Venrock Healthcare Capital Partners (“Venrock”) purchased approximately 0.3 million shares under the ATM Program, consistent with the terms of the ATM Program and other purchasers under the ATM Program, for net proceeds to the Company of approximately $1.0 million. In June 2023, Venrock purchased 1.2 million shares under the ATM Program, consistent with the terms of the ATM Program and other purchasers under the ATM Program, for net proceeds of approximately $4.2 million to the Company. In both instances, Venrock beneficially owned greater than 5% of the Company’s outstanding common stock at the time of the purchase.

Exchange Agreement

In May of 2023, the Company entered into an exchange agreement (the “Exchange Agreement”) with Venrock, pursuant to which the Company exchanged an aggregate of 1.3 million shares of the Company’s common stock, par value $0.001 per share, owned by Venrock, for pre-funded warrants (the “Exchange Warrants”) to purchase an aggregate of 1.3 million shares of common stock (subject to adjustment in the event of stock splits, recapitalization and other similar events affecting common stock), with an exercise price of $0.001 per share. Venrock beneficially owned greater than 5% of the Company’s outstanding common stock at the time of the exchange. The Exchange Warrants were exercisable at any time, except that the Exchange Warrants were not be exercisable by Venrock if, upon giving effect or immediately prior thereto, Venrock would beneficially own more than 9.99% of the total number of issued and outstanding common stock, which percentage could change at the holders’ election to any other number less than or equal to 19.99% upon 61 days’ notice to the Company. Venrock exercised the Exchange Warrants in full in September of 2023.

Q1 2023 Equity Financing

On February 7, 2023, the Company closed an underwritten public offering of 3,770,000 shares of its common stock and warrants to purchase 3,770,000 shares of common stock for net proceeds of $13.7 million. The warrants have a one-year term and an exercise price of $5.00 per share. Armistice participated in the offering by purchasing 450,000 shares of common stock and 450,000 warrants, on the same terms as all other investors. Certain affiliates of Nantahala Capital Management LLC (collectively “Nantahala”) and Point72 Asset Management, L.P., which each beneficially owned greater than 5% of the Company’s outstanding common stock at the time of the offering, participated in the offering on the same terms as all other investors.

2021 Financings

On September 17, 2021, the Company closed an underwritten public offering of 1.2 million shares of its common stock for net proceeds of $29.0 million. Armistice participated in the offering by purchasing 0.5 million shares of common stock, on the same terms as all other investors. Certain affiliates of Nantahala, which beneficially owned greater than 5% of the Company's outstanding common stock at the time of the offering, participated in the offering on the same terms as all other investors.

In January 2021, the Company closed an underwritten public offering of 1.2 million shares of its common stock and 139,747 pre-funded warrants for net proceeds of $37.7 million. Armistice participated in the offering by purchasing 0.2 million shares of common stock, on the same terms as all other investors. Nantahala participated in the offering by purchasing 0.1 million shares of common stock, on the same terms as all other investors. Nantahala also purchased pre-funded warrants to purchase up to 139,747 shares of common stock at a purchase price of $31.188, which represents the per share public offering price for the common stock less the $0.012 per share exercise price for each pre-funded warrant. The holder will not be entitled to exercise any portion of any pre-funded warrant if the holder’s ownership of the Company’s common stock would exceed 9.99% following such exercise. During 2021, Nantahala exercised 25,740 of the pre-funded warrants. As of December 31, 2022, 114,007 pre-funded warrants were outstanding.

Cooperation Agreement

On November 4, 2021, the Company entered into a Cooperation Agreement with Armistice, which, together with its affiliates, is a significant stockholder of the Company and whose chief investment officer, Steven Boyd and managing director, Keith Maher, were former members of the Board. Pursuant to the Cooperation Agreement, the Company agreed to take all necessary action to appoint Dr. June Almenoff to the Board no later than four (4) business days of the Effective Date of the Cooperation Agreement and appoint a second independent director, who is qualified to serve on the Audit Committee and who is not associated with Armistice. Pursuant to the Cooperation Agreement, Dr. Almenoff was appointed to the Board, effective November 10, 2021. On December 1, 2021, Mitchell Chan was appointed to the Board. In connection with the Cooperation Agreement, the Company accepted the resignations of Dr. Suzanne Bruhn effective November 4, 2021 and Mr. Phil Gutry effective December 1, 2021.

Pursuant to the Cooperation Agreement, the Company agreed that the Board would appoint Dr. Almenoff to each of the Nominating and Governance Committee and Audit Committee of the Board, that Mr. Gutry would step down from the Nominating and Governance Committee and that Dr. Magnus Persson would be appointed as the Chairman of the Nominating and Governance Committee and as the Board’s Lead Independent Director. In addition, the Company agreed to hold a frequency of say-on-pay and a say-on-pay vote at its 2022 annual meeting of stockholders. In connection with their resignations, the Company agreed to accelerate the vesting of the outstanding stock options as if Dr. Bruhn and Mr. Gutry had served out their full term, pay them compensation as if they had served out their full term and to extend the exercise period of their options until the second anniversary of their resignations.

Pursuant to the Cooperation Agreement, Armistice agreed to certain customary standstill provisions prohibiting it from, among other things, soliciting proxies and exercising certain stockholder rights through the date that is immediately following the Company’s 2022 annual meeting of stockholders.

The parties also agreed to certain customary non-disparagement provisions pursuant to which neither the Company nor Armistice will make a statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, the other party for a period of two years from the effective date of the Cooperation Agreement.

The Cooperation Agreement was negotiated by a Special Committee of the Board that was comprised of all non-Armistice Independent Directors. The Cooperation Agreement was then approved by the Company’s Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee and the full Board.

Sale of Future Economic Rights

In November 2022, Avalo closed a purchase agreement (the “Asset Purchase Agreement”) with ES Therapeutics, LLC (“ES”) for upfront proceeds of $5.0 million, pursuant to which the Company (i) sold to ES all of the Company’s (a) rights to any milestone payments, under the Asset Purchase Agreement, dated August 14, 2017, by and between the Company and Janssen Pharmaceutics, Inc. (relating to AVTX-501), and (b) any future milestone and royalty payments under the Apollo License Agreement (relating to AVTX-007), and (ii) waived all rights, including payments due to the Company from ES, under the Assignment of the License Agreement dated August 8, 2019 (relating to AVTX-611), by and among the Company, ES and Armistice Capital LLC (“Armistice”), which is a significant stockholder of the Company and whose chief investment officer, Steven Boyd, and managing director, Keith Maher, served on Avalo’s Board until August 8, 2022 (the “ES Transaction”). The ES Transaction was approved in accordance with Avalo’s related party transaction policy.

AVTX-406 License Assignment

On June 9, 2021, the Company assigned its rights, title, interest, and obligations under an in-license covering its non-core asset, AVTX-406, to ES, a wholly-owned subsidiary of Armistice. The transaction with ES was approved in accordance with Avalo’s related party transaction policy.

Under the assignment agreement, the Company received a low-six-digit upfront payment from ES. The Company is also eligible to receive up to an aggregate of $6.0 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is eligible to receive sales-based milestone payments aggregating up to $20.0 million tied to annual net sales targets. ES is fully responsible for the development and commercialization of the program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as otherwise indicated, the following table sets forth information regarding the ownership of the Company’s common stock as of October 12, 2023 by: (i) each director; (ii) each of our Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all other parties known by the Company to be beneficial owners of more than five percent of its common stock.

Applicable percentage ownership is based on 192,382,419 shares of our common stock outstanding as of October 12, 2023, together with applicable options and warrants, as the case may be, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting and investment power with respect to shares. Common stock subject to options and warrants that are currently exercisable, or exercisable within 60 days after October 12, 2023, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
None

Directors and Named Executive Officers:
June Almenoff, M.D., Ph.D. (2)	15,209	*
Mitchell Chan (3)	7,779	*
Gilla Kaplan, Ph.D. (4)	23,752	*
Garry Neil, M.D. (5)	203,925	*
Magnus Persson, M.D., Ph.D. (6)	72,547	*
Christopher Sullivan (7)	65,887	*

All current executive officers and directors as a group	389,099	*

*Less than one percent.

(1) This table is based upon information supplied by our executive officers, directors, and principal stockholders, and on ownership reports filed by those persons with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Consists of 15,209 shares issuable to Dr. Almenoff upon the exercise of options currently exercisable or exercisable with 60 days after October 12, 2023.

(3) Consists of 7,779 shares issuable to Mr. Chan upon the exercise of options currently exercisable or exercisable with 60 days after October 12, 2023.

(4) Consists of 23,752 shares issuable to Dr. Kaplan upon the exercise of options currently exercisable or exercisable within 60 days after October 12, 2023.

(5) Consists of (i) 13,220 shares of common stock held by Dr. Neil and (ii) 190,705 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after October 12, 2023.

(6) Consists of 72,547 shares issuable to Dr. Persson upon the exercise of options currently exercisable or exercisable within 60 days after October 12, 2023.

(7) Consists of (i) 1,262 shares of common stock held by Mr. Sullivan and (ii) 64,625 shares issuable upon the exercise of options currently exercisable or exercisable with 60 days after October 12, 2023.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We anticipate that a number of brokers with account holders who are Avalo stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Avalo. Direct your written request to Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850 or contact our Investor Relations department at 410-803-6793 or by email at ir@avalotx.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Garry Neil, M.D.
Garry Neil, M.D.
Chairman of the Board and Chief Executive Officer

October 19, 2023

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

ANNEX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
OF
AVALO THERAPEUTICS, INC.

The undersigned, for purposes of amending the Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), of Avalo Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Article IV of the Certificate is hereby amended by adding the following Section D:

“D. The issued and outstanding Common Stock of the Corporation, $0.001 par value, shall, at 5:00 p.m., Eastern Standard Time, on [●], 202[●] (the “202[●] Effective Time”), be deemed to be “reverse stock split,” and in furtherance thereof, there shall, after the 202[●] Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Corporation for and instead of each [●] ([●]) shares of the Common Stock of the Corporation issued and outstanding immediately prior to the 202[●] Effective Time. Shares of Common Stock that were outstanding prior to the 202[●] Effective Time and that are not outstanding after the 202[●] Effective Time shall resume the status of authorized but unissued shares of Common Stock. To the extent that any stockholder shall be deemed after the 202[●] Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share.

Each stock certificate that, immediately prior to the 202[●] Effective Time, represented shares of Common Stock shall, after the 202[●] Effective Time, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified (as well as the right to receive a whole share in lieu of any fractional share of Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Common Stock prior to the 202[●] Effective Time shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified, as well as any whole share in lieu of a fractional share of Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

SECOND: Except as expressly amended herein, all provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on May 17, 2018, and amended on April 27, 2017, December 26, 2018, August 26, 2021, and July 7, 2022 shall remain in full force and effect.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the Corporation’s number of shares of authorized capital stock of all classes, and the par value thereof, shall not be changed or affected under or by reason of said amendment.

FIFTH: That said amendment shall be effective at 5:00 p.m., Eastern Standard Time, on [●], 202[●].

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, this [●] day of [●], 202[●].

AVALO THERAPEUTICS, INC.

By:
Name:
Title:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V23879-P99368 01) June Almenoff, M.D., Ph.D. 02) Mitchell Chan 03) Gilla Kaplan, Ph.D. 04) Garry Neil, M.D. 05) Magnus Persson, M.D., Ph.D. Nominees: 2. To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between 1-for-5 and 1-for-250 as determined by our Board. 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and 4. To conduct any other business properly brought before the Annual Meeting. ! ! !1. To elect the five directors nominated by our board of directors (the “Board”) and named herein to hold office for a one-year term until the 2024 Annual Meeting of Stockholders; For All Withhold All For All Except For Against Abstain AVALO THERAPEUTICS, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: AVALO THERAPEUTICS, INC. 540 GAITHER ROAD, SUITE 400 ROCKVILLE, MARYLAND 20850 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! !! ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AVTX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, s ign and date your proxy card and return i t in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to Be Held on December 5, 2023 at 9:30 a.m. Eastern Time. The 2023 Notice of Annual Meeting of Stockholders, Proxy Statement and 2022 Annual Report to Stockholders are available at www.proxyvote.com. V23880-P99368 AVALO THERAPEUTICS, INC. Annual Meeting of Stockholders December 5, 2023 9:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Garry Neil and Chris Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AVALO THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on December 5, 2023, virtually at www.virtualshareholdermeeting.com/AVTX2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side